UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2020

BIO-key International, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13463 (Commission File Number)	41-1741861 (I.R.S. Employer Identification No.)

3349 Highway 138, Building A, Suite E Wall, NJ 07719 (Address of principal executive offices)

(732) 359-1100 (Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BKYI	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 20, 2020, BIO-key International, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Maxim Group LLC, as representative of the several underwriters named therein (the “Underwriters”) with respect to the issuance and sale of: (i) 29,130,000 shares (the “Shares”) of common stock, $0.0001 par value per share (“Common Stock”), (ii) pre-funded warrants to purchase 4,100,000 shares of Common Stock at an exercise price of $0.01 per share (the “Pre-Funded Warrants”), and (iii) warrants to purchase an aggregate of 33,230,000 shares of Common Stock at an exercise price of $0.65 per share (the “Common Warrants” and, together with the Pre-Funded Warrants, the “Warrants” and, together with the Shares and the Pre-Funded Warrants, the “Securities”), in an underwritten public offering (the “Offering”) pursuant to the Underwriting Agreement.

Each Share was sold together with a Common Warrant to purchase one share of Common Stock, at a combined price to the public of $0.65 per share of Common Stock and accompanying Warrant. Each Pre-Funded Warrant was sold together with a Common Warrant to purchase one share of Common Stock, at a combined price to the public of $0.64 per Pre-Funded Warrant and accompanying Warrant.

Each Pre-Funded Warrant is immediately exercisable upon issuance and will expire when exercised in full. The Common Warrants have a term of five years and are immediately exercisable. If a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), registering the issuance of the shares of Common Stock underlying the Common Warrants is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holders of the Common Warrants may, in their sole discretion, elect to exercise their Common Warrants through a cashless exercise. The exercise of the Common Warrants are subject to certain beneficial ownership limitations. The warrants were issued pursuant to the terms of a warrant agency agreement between the Company and Broadridge Issuer Solutions, Inc., as warrant agent.

Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 45-day option to purchase up to an additional 4,984,500 shares of Common Stock and/or 4,984,500 Warrants to cover over-allotments, if any (the “Over-Allotment”). On July 21, 2020, the Underwriter exercised its Over-Allotment option in full on both the Common Stock and the Warrants.

Pursuant to the Underwriting Agreement, the Company paid the Underwriter a cash fee equal to 8% of the aggregate gross proceeds sold in the Offering and also agreed to reimburse the Underwriter for reasonable out-of-pocket expenses related to the Offering, including the reasonable fees and expenses of counsel to the Underwriters, in the aggregate maximum amount of up to $80,000.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and agreements made by the parties in the Underwriting Agreement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties, and should not be deemed to be a representation, warranty or agreement to or in favor of any party. In addition, the assertions embodied in any representations, warranties and agreements contained in the Underwriting Agreement may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties and agreements should not be relied on as accurately representing the current state of the Company’s affairs at any time.

The Securities were offered by the Company pursuant to an effective registration statement on Form S-1, as amended, which was originally filed with the Securities and Exchange Commission on July 9, 2020, and was declared effective on July 20, 2020 (File No. 333-239782) (the “Registration Statement”), and registration statement on Form S-1MEF (File No. 333-239966). The Company filed a final prospectus with the SEC on July 22, 2020 in connection with the sale of the Securities.

The Offering and the Over-Allotment option closed on July 23, 2020. The net proceeds of the Offering including the full exercise of the Over-Allotment were approximately $22.8 million, after deducting the underwriting discounts and commissions and estimated offering expenses.  The Company used approximately $4.2 million of the net proceeds of the Offering to satisfy all outstanding amounts due under convertible promissory notes previously issued to Lind Global Macro Fund, L.P. and there are no longer any remaining amounts due.

A copy of the legal opinion and consent of Fox Rothschild LLP relating to the legality of the issuance and sale of the Securities in the Offering is attached hereto as Exhibit 5.1.

On July 20, 2020, the Company issued a press release announcing that the Company had priced the Offering described above, a copy of which is attached hereto as Exhibit 99.1.

The foregoing summaries of the terms of the Underwriting Agreement, the Pre-Funded Warrants, and the Warrants are subject to, and qualified in their entirety by such documents, the forms of which are attached herewith as Exhibits 1.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1 *	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to Amendment No. 1 to the Registration Statement on Form S-1/A, filed with the SEC on July 16, 2020).
4.1	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registration Statement on Form S-1/A, filed with the SEC on July 16, 2020).
4.2	Form of Warrant (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Registration Statement on Form S-1/A, filed with the SEC on July 16, 2020).
5.1	Opinion of Fox Rothschild LLP.
23.1	Consent of Fox Rothschild LLP (included as part of Exhibit 5.1).
99.1	Press Release, dated July 20, 2020.

*

The exhibits or schedules to the Agreement have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish copies of any such schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-KEY INTERNATIONAL, INC.
Date: July 23, 2020
	By:	/s/ Cecilia C. Welch
Cecilia C. Welch
Chief Financial Officer